                       FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 20, 1996 (this "Amendment"), is made by and between ACKERLEY COMMUNICATIONS, INC. (the "Company"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Documentation Agent, NATWEST BANK N.A. as Administrative Agent and the Banks party to the Credit Agreement (as hereinafter defined).

     This Amendment amends that certain Credit Agreement dated as of February 17, 1995 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), between the Company, the Managing Agents and the Banks. All capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Credit Agreement.


                                    RECITALS

     A. Pursuant to the Credit Agreement, the Banks have made available to the Company certain Loans and Facility Letters of Credit in the aggregate principal amount of up to $65,000,000 evidenced by Promissory Notes of the Company in the aggregate principal amount of $65,000,000.

     B. The Company has requested that the Managing Agents and the Banks (i) modify certain definitions and covenants to account for a $14.2 million judgment against the Company and (ii) make certain other conforming modifications to the Credit Agreement.

     C. The Company, the Managing Agents and the Banks have agreed to amend the Credit Agreement as set forth herein.



                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Managing Agents and the Banks hereby agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

The Credit Agreement is hereby amended as follows:

     1.1. DEFINED TERMS. Article I of the Credit Agreement is hereby amended deleting the definitions of "Indebtedness" and "Operating Cash Flow" in their entirety and replacing them with the following:

"Indebtedness" means the Company's and each Subsidiary's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property (other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade and Program Obligations), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by the Company or any Subsidiary, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) Capitalized Lease Obligations, (vi) obligations arising under or in connection with Guaranties, and (vii) obligations for the payment of damages awarded to the plaintiffs in a lawsuit against the Company on February 29, 1996 in the amount of $13,000,000 PLUS $1,200,000 reserved for possible awards and legal expenses related to the same lawsuit, resulting in an aggregate amount of $14,200,000.

"Operating Cash Flow" means, for any period of calculation, (i) pre-tax income or deficit, as the case may be (excluding 50% of any National Basketball Association expansion fee income recognized by the Company or any of its Subsidiaries in any such period; excluding $13,000,000 in damages awarded to the plaintiffs in a lawsuit against the Company on February 29, 1996, and $1,200,000 reserved for possible awards and legal expenses related to the same lawsuit in an aggregate amount not to exceed $14,200,000, recognized as an expense by the Company in any such period; and excluding extraordinary gains or losses and any gain (or loss) from any sale, lease, transfer or other disposition of any property, asset or business and excluding any income from equity investments) plus, to the extent deducted in calculating pre-tax income or deficit, (a) all depreciation and amortization expense (including the amortization of Program Obligations), and (b) interest expense (net of interest income), minus (ii) Program Obligation Payments, all calculated for such period for the Company and the Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied. In the case of any Sale or Acquisition by the Company or any Subsidiary during any period of calculation, the definition of Operating Cash Flow shall, for purposes of determining Total Leverage Ratio, Senior Leverage Ratio and Applicable Margin, be adjusted to give effect to such Sale or Acquisition, as if such Sale or Acquisition occurred on the first day of such period, (x) in the case of a Sale, by decreasing, if positive, or increasing, if negative, Operating Cash Flow by the Operating Cash Flow in respect of such Sale during such period or (y) in the case of an Acquisition, by increasing, if positive, or decreasing, if negative, Operating Cash Flow by the Operating Cash Flow in respect of such Acquisition during such period.

     1.2. NEGATIVE COVENANTS. Effective as of December 31, 1995, Article VI of the Credit Agreement is hereby amended as follows:

     (a) Section 6.16 of the Credit Agreement is hereby amended by deleting the last sentence of subsection (v) of such Section and replacing it with the following:

          "All such capital contributions to New Century shall be limited to an aggregate amount of $1,200,000 per annum in addition to the capital contribution required pursuant to Section 3(g)(i) of the Amended Partnership Agreement, which required capital contribution shall not exceed $600,000."

     (b) Section 6.17 of the Credit Agreement is hereby amended by adding the following subsection (iv) to the end of such Section:

          (iv) Guaranties of obligations of other Persons up to an aggregate amount for all such Guaranties of $6,000,000.

     (c) Section 6.25 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

          6.25. FIXED CHARGE COVERAGE RATIO. The Company will maintain, as at the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than the ratio set forth below opposite each such period:

            Period                                Ratio
            ------                                -----

          The Closing through September 30, 1996  1.00 to 1.00
          At all times thereafter                 1.25 to 1.00

     1.3. EXHIBITS AND SCHEDULES. The Schedules to the Credit Agreement are hereby amended by adding to the appropriate Schedule the information contained on the schedules attached hereto. The schedules attached hereto shall have the same numbers as the corresponding Schedule to the Credit Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants that:

     2.1. COMPLIANCE WITH CREDIT AGREEMENT. The Company is in compliance with all terms and provisions set forth in the Credit Agreement to be observed or performed, except where the Company's failure to comply has been waived in writing by the Managing Agents or the Banks, as the case may be.

     2.2. REPRESENTATIONS IN CREDIT AGREEMENT. The representations and warranties of the Company set forth in the Credit Agreement are true and correct.

     2.3. NO EVENT OF DEFAULT. No Default or Event of Default has occurred or is continuing other than those, if any, waived in writing by the Managing Agents or the Banks, as the case may be.


                                   ARTICLE III

                  MODIFICATION OF LOAN DOCUMENTS AND CONDITIONS


     3.1. OMNIBUS AMENDMENT. The other Loan Documents, as defined in the Credit Agreement, are amended as follows:

     In accordance with this Amendment, any references in any Loan Documents to definitions or covenants in the Credit Agreement are hereby modified to reflect the modifications set forth in this Amendment.

     Any individual or collective reference to any of the Loan Documents in any of the other Loan Documents shall mean, unless otherwise specifically provided, such Loan Documents as amended by this Amendment, and as it is further amended, restated, supplemented or modified from time to time and any substitute or replacement therefor or renewals thereof. Without limiting the foregoing, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby and as further amended from time to time. All Loan Documents, as amended hereby, are in full force and effect and are enforceable against the Company in accordance with their terms.

     3.2. CONDITIONS PRECEDENT.    This Amendment shall become effective upon
the satisfaction of the following conditions precedent:

     (a) CERTIFICATE OF COMPANY. The Managing Agents shall have received from the Company a Certificate of Company, in a form satisfactory to the Managing Agents, certifying (i) that the articles of incorporation of the Company have not been amended since the Closing Date, (ii) that the bylaws of the Company have not been amended since the Closing Date, (iv) that attached thereto is a true and correct copy of the resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery by the Company of this Amendment and all of the documents executed in connection therewith, and (v) as to the incumbency and genuineness of the signatures of each officer of the Company executing on behalf of the Company, any documents relating to the transactions contemplated in this Amendment.

     (b) OTHER DOCUMENTS. The Managing Agents and the Banks shall receive from the Company such other documents, opinions of counsel and certificates as they shall reasonably deem necessary and request in connection with the execution of this Amendment and the closing of the transactions contemplated herein.

     (c) FEES AND EXPENSES. The Company agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys' fees.


                                   ARTICLE IV

                                     GENERAL

     4.1. FULL FORCE AND EFFECT.   As expressly amended hereby, the Credit
Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement and the Loan Documents, "hereinafter," "hereto," "hereof," and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

     4.2. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

     4.3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     4.4. FURTHER ASSURANCE. The Company shall execute and deliver to the Managing Agents and the Banks such documents, certificates and opinions as the Managing Agents may reasonably request to effect the amendment contemplated by this Amendment.

     4.5. HEADINGS. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

     4.6. VALID AMENDMENT.    The parties acknowledge that this Amendment
complies in all respects with Section 8.2 of the Credit Agreement, which sets forth the requirements for amendments thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers all as of the date first above written.

                                        ACKERLEY COMMUNICATIONS, INC.

                                        By:  /s/ Denis M. Curley
                                             -----------------------------------
                                             Denis M. Curley,
                                             Senior Vice President and Chief
                                               Financial officer
                                             800 Fifth Avenue
                                             Suite 3770
                                             Seattle, WA 98104
                                             Telephone: (206) 624-2888
                                             Facsimile: (206) 623-7853

                                        Attn:     Mr. Denis M. Curley
                                                  Senior Vice President and
                                                    Chief Financial Officer

                                        NATWEST BANK N.A.,
                                        Individually and as Administrative
                                        Agent


                                        By:   /s/ Roselyn Ried
                                           -------------------------------------
                                        Title: Vice President
                                              ----------------------------------
                                                  175 Water Street
                                                  New York, NY 10038
                                                  Telephone:   (212) 602-2576
                                                  Facsimile:   (212) 602-2663

                                        Attn:     Mr. Alexander Sade
                                                  Media Division

                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA, Individually and as
                                        Documentation Agent


                                        By:  /s/ Jim Redman
                                           -------------------------------------
                                        Title: SVP
                                              ----------------------------------
                                                  One First Union Center
                                                  301 South College Street
                                                  Charlotte, N.C. 28288
                                                  Telephone:  (704) 374-3242
                                                  Facsimile:  (704) 383-4092

                                        Attn:     Mr. James W. Wood
                                                  Capital Markets Group

                                        SEATTLE-FIRST NATIONAL BANK


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------
                                                  Columbia SeaFirst Center
                                                  12th Floor
                                                  701 5th Avenue
                                                  Seattle, WA 98104
                                                  Telephone:  (206) 358-8003
                                                  Facsimile:  (206) 358-3113

                                        Attn:     Mr. Stan Diddams
                                                  Northwest National
                                                  Division

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD., Los Angeles Agency


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------
                                                  444 South Flower Street
                                                  Suite 3700
                                                  Los Angeles, CA 90071
                                                  Telephone:  (213) 689-6385
                                                  Facsimile:  (213) 622-6908

                                        Attn:     Mr. Edward Vassallo

                                        UNION BANK


                                        By: /s/ Steven D. Olson
                                           -------------------------------------
                                                  STEVEN D. OLSON
                                        Title:    VICE PRESIDENT
                                              ----------------------------------
                                                  445 South Figueroa Street
                                                  Los Angeles, CA 90051
                                                  Telephone:  (213) 236-6903
                                                  Facsimile:  (213) 236-5747

                                        Attn:     STEVEN D. OLSON
                                                  VICE PRESIDENT
                                                  Communications/Media Group